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                                                                     Exhibit 23
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                                                             City Center Square
                                                   1100 Main Street, Suite 2700
                                               Kansas City, Missouri 64105-2112
         Baird, Kurtz & Dobson                    816 221-6300 FAX 816 221-6380
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                                                  bkd.com



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Midwest Grain Products, Inc.

We consent to the incorporation by reference in Registration Statement No. 333-51849, on Form S-8 and the related Prospectus dated May 5, 1998, of Midwest Grain Products, Inc. of our report dated August 1, 2000, relating to the consolidated balance sheets of Midwest Grain Products, Inc. as of June 30, 2000 and 1999, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended June 30, 2000, which report is incorporated by reference in the Annual Report on Form 10-K of Midwest Grain Products, Inc. for the fiscal year ended June 30, 2000, and of our report dated August 1, 2000, with regard to the financial statement schedule that is included in such Form 10-K for the year ended June 30, 2000. We also consent to the reference to our firm under the heading "Experts" in the Prospectus to the Registration Statement.



                                                      s/BAIRD, KURTZ & DOBSON


Kansas City, Missouri
September 8, 2000

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